ALLIED Life Financial Corporation and Subsidiaries
                                SUBSIDIARIES OF THE REGISTRANT
                                     As of March 1, 1997






                                  ALLIED LIFE
                                   FINANCIAL
                                  CORPORATION

                                  42-1406716




    ALLIED Life                   ALLIED Life               ALLIED Group
    Insurance                     Brokerage                 Merchant Banking
    Company                       Agency, Inc.              Corporation

    42-0921353                    42-1285968                42-1341874



















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